UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-31161

23-2908305

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Board of Directors has approved an amendment and restatement of our Amended and Restated Bylaws, effective as of October 1, 2007, to revise Sections 1, 3 and 4 of Article V. The amendment allows for the issuance and transfer of both certificated and uncertificated shares of stock, and responds to NASDAQ rules that require that our listed securities be eligible for a Direct Registration System (or DRS) by January 1, 2008. The amendment also eliminates the need to consecutively number stock certificates and to cancel surrendered certificates.

The foregoing summary of the changes is qualified in its entirety by our Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01 Other Events.

On October 2, 2007, our Board of Directors appointed Jack Lief as Chairman of the Board. Mr. Lief is also our President and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amended and Restated Bylaws of Arena Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Arena Pharmaceuticals, Inc.